008 Convertible Income Growth Trust
10/31/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended October 31, 2005, Putnam Management has assumed $9,336 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	18,118
Class B	1,932
Class C	367

72DD2 (000s omitted)

Class M 165
Class R 2
Class Y 951

74V1	Class A 0.528
	Class B	0.394
	Class C	0.411

74V2	Class M 0.441
	Class R	0.493
	Class Y	0.572


74U1 (000s omitted)

Class A	32,981
Class B	3,869
Class C	1,055

74U2 (000s omitted)

Class M	333
Class R	5
Class Y	1,413



74V1	Class A 17.13
	Class B	16.86
	Class C	17.01

74V2	Class M 16.99
	Class R	17.11
	Class Y	17.13



85B	Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.